Exhibit 10.52

Mortgage Loan No. 05202

RECOURSE GUARANTY AGREEMENT

THIS RECOURSE GUARANTY AGREEMENT (“Agreement”) is made as of December 1, 2006, by BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation (“Guarantor”) to and for the benefit of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (“Lender”).

R E C I T A L S

A.            Kingsdell, L.P., a Delaware limited partnership (“Original Borrower”), as maker, executed and delivered to Lender, as payee, a Promissory Note, dated as of July 28, 2005, in the original principal sum of $55,000,000 (as said Promissory Note may be amended, replaced, substituted, restated, renewed or extended, the “Note”), a copy of the form of which is attached as Exhibit A.

B.            The Note evidences a loan (the “Loan”) in the original principal amount of $55,000,000.00 made by Lender to Original Borrower.

C.            The Loan is secured in part by Original Borrower’s interest in and to that certain real property located in the County of St. Louis and State of Missouri and described in Exhibit B attached hereto and made a part hereof (collectively, the “Premises”), as evidenced by (i) a certain Deed of Trust and Security Agreement and Fixture Filing (as the same may be amended or modified from time to time, the “Mortgage”) with respect to the Premises, and (ii) a certain Assignment of Leases and Rents (as the same may be amended or modified from time to time, the “Assignment”) with respect to the Premises.  Unless otherwise defined herein, all initially capitalized terms shall have the respective meanings ascribed to such terms in the Mortgage.

D.            In accordance with Section 2.17(B) of the Mortgage, Original Borrower has elected to transfer the Premises to Chase Park Plaza Hotel, LLC, a Delaware limited liability company (“Chase Hotel”) and to The Private Residences, LLC, a Delaware limited liability company (“Private Residences”; Chase Hotel and Private Residences are collectively referred to herein as “Borrower”) and in accordance therewith Original Borrower, Borrower and Lender have executed and delivered that certain Assignment, Assumption and Modification Agreement of even date herewith (“Modification Agreement”) whereby, among other things, (i) Borrower has assumed all of Original Borrower’s obligations under the Note, the Mortgage and the other Loan Documents (as defined in the Modification Agreement) and (ii) the Note has been modified to include an additional recourse carveout as set forth in Section 7 of the Modification Agreement (and attached hereto as Exhibit C).

E.             Lender has required as a further condition to the execution and delivery of the Modification Agreement that Guarantor guaranty payment of all amounts due under

Section 10(c) of the Note, as modified by the Modification Agreement (the “Recourse Provision”).

F.             Guarantor is financially interested in Borrower and is materially benefited by the Modification Agreement and has agreed to unconditionally and personally guarantee payment of all amounts due Lender under the Recourse Provision.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in order to induce Lender to execute and deliver the Modification Agreement and to accept this Agreement, Guarantor, intending to be legally bound, hereby makes the following representations and warranties to the Lender and hereby covenants and agrees with the Lender as follows:

1.             Guaranty.  Notwithstanding any provision contained in the Note, Mortgage or any other Loan Document to the contrary, Guarantor absolutely, irrevocably, and unconditionally guarantees to the Lender payment when due of all amounts due to Lender by Borrower pursuant to the Recourse Provision, including, without limitation, repayment of the Loan in full under Section 10(c)(i), (vii), (ix), (x) and (xi) of the Note (collectively, the “Guaranteed Obligations”), but only to the extent that amounts become payable under the Recourse Provision after the date hereof.  This agreement is a direct and primary obligation of Guarantor, and Guarantor’s obligations hereunder are not as a surety.  This is a guarantee of payment and performance and not of collection.  In the event of a default in payment of any Guaranteed Obligations when due, Lender may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Guarantor, wherever situated.

2.             Guarantor’s Waiver of Notice.  Guarantor absolutely, irrevocably and unconditionally waives notice of acceptance of this Agreement and notice of any payment, liability or obligation to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of such liabilities under this Agreement or any of the Loan Documents creating the Guaranteed Obligations and any suit or taking other action by the Lender against, and any other notice to, any party liable thereon or any property which may be security therefor.

3.             Lender’s Rights.  The Lender may at any time and from time to time without the consent of, or notice to, Guarantor, without incurring any responsibility to Guarantor and without impairing or releasing any of the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)           amend, modify, renew, supplement, extend (including extensions beyond the original term) or accelerate any of the Loan Documents, including without limitation, renew, alter or change the interest rate, manner, time, place or terms of payment or performance of any of the Guaranteed Obligations, or any liability incurred directly or indirectly in respect thereof, whereupon the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)           sell, exchange, release, surrender, and in any manner and in any order realize upon or otherwise deal with the Premises or any property at any time directly and absolutely assigned or pledged or mortgaged to secure the Loan;

(c)           consent to the transfer of the Premises or any portion thereof or any other Collateral (as defined in the Mortgage) described in the Loan Documents;

(d)           exercise or refrain from exercising any rights or remedies available to Lender under the Loan Documents or pursuant to any applicable statute against Borrower or any other person (including Guarantor) or otherwise act or refrain from acting with regard to the Loan Documents, Guaranteed Obligations or this Agreement;

(e)           settle or compromise any of the Indebtedness (as defined in the Mortgage), any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability of Borrower (whether or not then due) to creditors of Borrower other than the Lender and Guarantor;

(f)            release or discharge Borrower from its liability under any of the Loan Documents or release or discharge any Guarantor or endorser or any other party at any time directly or contingently, liable for the repayment of the Loan or any of Borrower’s other obligations under the Loan Documents;

(g)           apply any sums in whatever manner paid or realized to any liability or liabilities of Borrower or Guarantor to the Lender hereunder or under any of the other Loan Documents regardless of what liability or liabilities of Borrower or Guarantor remain unpaid;

(h)           consent to or waive any breach of or any act, omission or default under the Loan Documents or accept partial performance of any of the obligations under this Agreement or under any of the other Loan Documents; and/or

(i)            sell, convey, participate or assign all or any part of Lender’s interest in this Agreement and the other Loan Documents.

4.             Guarantor Waiver of Defenses.  Guarantor unconditionally waives any defense to the enforcement of this Agreement, including, without limitation:

(a)           Any defense arising by reason of Lender’s failure to provide presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement;

(b)           Any defense of any statute of limitations affecting the liability of Guarantor hereunder or the liability of Borrower, or any other guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;

(c)           Any defense arising by reason of (i) any invalidity or unenforceability of (or any limitation of liability in) any of the Loan Documents or (ii) any defense whatsoever that the Borrower may or might have to the payment of the Indebtedness or to the performance of any of the terms, provisions, covenants and agreements contained in the Loan Documents or (iii) any manner in which Lender has exercised its rights and remedies under the Loan Documents, or (iv) cessation from any cause whatsoever;

(d)           Any defense based upon any disability of Borrower or any Guarantor, lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower, Guarantor or any principal of Borrower or Guarantor or any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor as a legal entity;

(e)           Any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor;

(f)            Any defense based upon an election of remedies by Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor to proceed against Borrower or any guarantor for reimbursement, or both;

(g)           Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;

(h)           Any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

(i)            Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

(j)            Any defense based upon any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower and all other circumstances affecting Borrower’s ability to perform its obligations to Lender, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and

(k)           Any defense based on any right, claim or offset which Guarantor may have against Borrower.

5.             Bankruptcy.

(a)           The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Borrower, Guarantor, any other guarantor (which term shall include any other party at any time directly or contingently liable for any of Borrower’s obligations under the Loan Documents) or any affiliate of Borrower or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing.

(b)           Notwithstanding any modification, discharge or extension of the maturity date of the Note or any amendment, modification, stay or cure of the Lender’s rights under the Note, Mortgage or other Loan Document which may occur in any bankruptcy or reorganization case or proceeding affecting the Borrower, whether permanent or temporary, and whether or not assented to by the Lender, Guarantor hereby agrees that Guarantor shall be obligated hereunder to pay the amounts due hereunder in accordance with the terms of this Agreement as in effect on the date hereof.

(c)           Guarantor agrees that to the extent that Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set side or required, for any of the foregoing reasons or for any other reasons, to be repaid or paid over to a custodian, trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been made and Guarantor shall be primarily liable for this obligation.

6.             Subrogation Waiver/Subordination.

(a)           Notwithstanding any provision to the contrary contained in the other Loan Documents or this Agreement, Guarantor hereby unconditionally and irrevocably waives until all obligations under the Loan Documents have been paid and performed in full (i) any and all rights of subrogation (whether arising under contract, 11 U.S.C. §509 or otherwise), to the claims, whether existing now or arising hereafter, Lender may have against Borrower, and (ii) any and all rights of reimbursement, contribution or indemnity against Borrower or any future guarantors of any obligations under the Loan Documents) which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with any obligations under the Loan Documents.  Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to the Lender to enter into the Loan Documents and, in consideration of the Lender’s willingness to enter into the Loan Documents, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without the Lender’s prior written consent.  If any amount shall be paid to Guarantor on account of any claim set forth at any time when all of the obligations under the Loan Documents shall not have been paid or performed in full, such amount shall be held in trust by such Guarantor for the Lender’s benefit, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to the Lender to be applied in whole or in part by the Lender against such obligations, whether matured or unmatured.  Nothing contained herein is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in the Lender’s rights, title or interest in the Loan Documents, notwithstanding any payments made by Guarantor under this Agreement, all such rights of subrogation and participation being hereby expressly waived and released.

(b)           In the event that Guarantor shall advance or become obligated to pay any sums with respect to any obligation hereby guaranteed or in the event that for any reason whatsoever Borrower or any subsequent owner of the collateral securing the Loan is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that the amount of such sums and of such Indebtedness together with all interest thereon, shall at all times be subordinate as to the lien, time of payment and in all other respects, to all sums, including principal, interest and other amounts, at any time owing to the Lender under any of the Loan Documents and that Guarantor shall not be entitled to enforce or receive payment thereof until all such sums owing to the Lender have been paid.  Nothing herein contained is intended or shall be construed to give to Guarantor any right to participate in any way in the right, title or interest of the Lender in or to the collateral securing the Loan, notwithstanding any payments made by Guarantor under this Agreement, all such rights of participation being hereby expressly waived and released.

7.             Guarantor’s Representations and Warranties.  Guarantor makes the following representations and warranties which shall survive the execution and delivery of this Agreement:

(a)           Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has duly authorized, executed, and delivered the same.

(b)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule or regulation to which Guarantor is subject or any judgment, decree, franchise, order or permit applicable to Guarantor, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor is a party or may be bound or subject.

(c)           No consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with the execution,

delivery and performance of, this Agreement or of any of the Loan Documents, or the taking of any action hereby contemplated.

8.             Guarantor’s Relationship to Borrower.  Guarantor is related and/or affiliated with Borrower, has personal knowledge of and is familiar with Borrower’s business affairs and books and records.  Guarantor warrants that Borrower is in sound financial condition as of the date of this Agreement, and that to Guarantor’s knowledge Borrower will perform its obligations under the Loan Documents in accordance with the terms and conditions thereof.

9.             Mortgage Priority.  Nothing herein contained shall in any manner affect the lien or priority of the Mortgage securing the Note, and upon the occurrence of an Event of Default (as defined in the Mortgage), the Lender may invoke any remedies it may have under this Agreement or the other Loan Documents, either concurrently or successively and the exercise of any one or more of such remedies shall not be deemed an exhaustion of such remedy or remedies or a waiver of any other remedy or remedies and shall not be deemed an election of remedies.    The exercise by the Lender of any such remedies shall not release or discharge Guarantor from its obligations hereunder unless and until the full amount of the Indebtedness evidenced by the Note and secured by the Mortgage has been fully paid and satisfied.

10.           Duration of Agreement.  This Agreement shall remain in full force and effect until all obligations of the Borrower and Guarantor under the Loan Documents have been satisfied in full and are no longer subject to disgorgement under any applicable state or federal creditor rights or bankruptcy laws.  No delay on the part of the Lender in exercising any options, powers or rights, or the partial or single exercise thereof, shall constitute a waiver thereof.  No waiver of any rights hereunder, and no modification or amendment of this Agreement, shall be deemed to be made by the Lender unless the same shall be in writing, duly signed on behalf of the Lender, and each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Lender or the obligations of Guarantor to the Lender herein provided in any other respect at any other time.  This Agreement is binding upon Guarantor, Guarantor’s successors or assigns, and shall inure to the benefits of the Lender and its successors or assigns including (without limitation) any other holder at any time of the Loan Documents.

11.           Guarantor’s Familiarity with the Loan Documents.  Guarantor acknowledges that copies of the Loan Documents have been made available to Guarantor and that Guarantor is familiar with their contents including, without limitation, the Recourse Provision.  Guarantor affirmatively agrees that upon any transfer of the Premises in accordance with the provisions of the Mortgage, it shall not be necessary for Guarantor to reaffirm its continuing obligations under this Agreement, but Guarantor will do so upon request by Lender.

12.           Notices.  All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (a) certified or registered United States mail, postage prepaid, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery; or (c) facsimile provided a confirming copy is sent the same day in the manner set forth in (b) above, addressed in either case as follows:

If to Guarantor, at the following address:

Behringer Harvard Opportunity REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Attention:  Chief Financial Officer

Facsimile:  (214) 655-1610

With a copy to:

Behringer Harvard Opportunity REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Attention:  Chief Legal Officer

Facsimile:  (214) 655-1610

 If to Lender, at the following addresses:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2100

Springfield, Massachusetts 01115

Attention: Managing Director, Real Estate Finance Group

Facsimile:  (413) 226-1498

With a copy to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, Massachusetts 01115

Attention: Vice President, Real Estate Law

Facsimile:  (413) 226-1079

or to such other address and person as shall be designated from time to time by Guarantor or Lender, as the case may be, in a written notice under this Section 12.  A notice shall be deemed given: in the case of hand delivery or by facsimile, at the time of delivery; in the case of certified or registered mail, three Business Days (as defined in Mortgage) after deposit in the United States Mail; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.  A party receiving a notice that does not comply with the technical requests for notice under this Section 12 may elect to waive any deficiencies and treat the notice as having been properly given.

13.           Successors and Assigns.  All references to Lender and Guarantor shall be deemed to include references to their successors and assigns.

14.           Governing Law.  In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the state in which the Premises is located applicable to contracts and obligations made and performed in such state and any applicable laws of the United States of America.  Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Guarantor or Lender.

15.           Waiver of Trial by Jury.  GUARANTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT LENDER HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT BY INDEPENDENT LEGAL COUNSEL, SELECTED BY GUARANTOR, AND THAT GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

16.           Jurisdiction.  Guarantor hereby submits to personal jurisdiction in the state in which the Premises is located for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement.  Guarantor hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in the state in which the Premises is located.  Guarantor hereby irrevocably waives any objection that they may have to the laying of the venue of any such actions, suit, or proceeding in any such court and hereby further irrevocably waive any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

17.           Attorneys’ Fees.  In addition to all other amounts payable by Guarantor hereunder, Guarantor hereby agrees to pay to Lender upon demand any and all reasonable attorneys’ fees, costs and expenses, including all fees costs and expenses incurred in all enforcement, probate, appellate and bankruptcy proceedings, as well as any post-judgment proceedings to collect or enforce any judgment or order relating to the obligations of Guarantor under this Agreement.

18.           Partial Invalidity.  Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion of the Agreement.

19.           Definitions.  Any term not defined herein shall have the meaning set forth in the Mortgage.

20.           Joint and Several.  In the event there is more than one Guarantor, the obligations of each Guarantor shall be joint and several for all purposes.

21.           Counterparts.  This Agreement may be executed in counterparts, which together shall constitute one original agreement.

22.           Representations of Lender.  Lender hereby represents to Guarantor that (a) the maturity of the Note has not been accelerated and, to Lender’s knowledge, no Event of Default currently exists, nor, to Lender’s knowledge, does any circumstance currently exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default; and (b) to Lender’s knowledge, no amount is currently due under the Recourse Provision.

IN WITNESS WHEREOF, Guarantor has duly executed this Agreement as of the date first written above.

GUARANTOR:

BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Its:	Executive Vice President